UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009 (June 12, 2009)

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Tysons Blvd., Suite 1150, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 286-1384

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 12, 2009 and with effect on that date, the Board of Directors of Israel Growth Partners Acquisition Corp. (“IGPAC” or “Company”), approved the dismissal of Ziv Haft, a BDO member firm (“ZH”), as the Company’s independent auditors and further approved the appointment of Gruber & Company, LLC as IGPAC’s independent auditors for the 2009 fiscal year.

The reports of ZH on the Company’s consolidated financial statements for the fiscal years ended July 31, 2008 and July 31, 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended July 31, 2008 and 2007 and through the date of this Form 8-K, there have been no disagreements with ZH on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to ZH’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports. For the years ended July 31, 2008 and 2007 and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested ZH to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated June 18, 2009, is filed as Exhibit 16.1 to this Form 8-K.

During the years ended July 31, 2007 and 2008 and through June 12, 2009, the Company did not consult Gruber & Company, LLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2009	ISRAEL GROWTH PARTNERS ACQUISITION CORP.

By:
/s/ Abhishek Jain
Abhishek Jain Chief Operating Officer

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter from Ziv Haft, dated June 18, 2009